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                RESTATED SUPPLEMENTAL PENSION PLAN FOR SALARIED EMPLOYEES
                                 OF THE STANLEY WORKS


              WHEREAS, The Stanley Works maintains for its employees who are employed in salaried positions certain pension, stock bonus and profit sharing plans designed to meet the requirements of
         Section 401(a) of the Internal Revenue Code of 1986; and

              WHEREAS, the benefits and contributions that may be provided under such plans are limited by Sections 401 and 415 of the Internal Revenue Code and other provisions thereof; and

              WHEREAS, the Company maintains the Supplemental Pension Plan for Salaried Employees of The Stanley Works to provide for certain employees, in addition to other benefits, benefits that may not be provided under such plans; and

              WHEREAS, the Company now desires to amend and restate such Supplemental Plan;

              NOW, THEREFORE, the Company has adopted the following Amendment to and Restatement of the Supplemental Plan for Salaried Employees of the Stanley Works:


                                  A R T I C L E   1

                               Name and Effective Date


              Section 1.1 This Plan shall be known as the "Restated Supplemental Pension Plan for Salaried Employees of The Stanley Works".

              Section 1.2 This Amendment and Restatement shall be effective as of January 1, 1993, with respect to salaried employees of the Company employed on or after such date.


                                  A R T I C L E   2

                                     Definitions


              "Affiliate" means any affiliate or subsidiary of The Stanley
         Works.
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              "Applicable Limitation" means each of:

                (i) the limitation on elective contributions under Sections 401(a)(30) and 402(g)(1) of the Code;

               (ii) the limitation set forth in Section 401(a)(17) of the Code on the compensation that may be taken into account under a plan;

              (iii) the limitation on contributions resulting from the application of Section 401(k) or (m) of the Code;

               (iv) the omission from the definition of "Compensation" set forth in Article II of the Pension Plan and Article II of the Retirement Plan of amounts deferred pursuant to Section 3 of the Deferred Compensation Plan for Participants in Stanley's Manage-ment Incentive Plans; and

                (v) the limitation on contributions or benefits, as the case may be, set forth in the Savings Plan, the Retirement Plan or the Pension Plan as required by Section 415 of the Code.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Committee" means the Compensation and Organization Committee of The Stanley Works.

              "Company" means The Stanley Works and any Affiliate that has adopted the Qualified Plans.

              "Eligible Employee" means a Highly Compensated Employee who is a participant in the Management Incentive Plan of The Stanley Works.

              "Highly Compensated Employee" means a salaried employee of the Company who during the applicable Plan Year is a highly compensated employee, as defined in Section 414(q) of the Code. For purposes of the preceding sentence, the "applicable Plan Year" means, in the case of deferrals under Section 4.1, the year in which an election is made under Section 4.7 and, in the case of a contribution under Section 4.3, the year for which such contribution is made.

              "Pension Plan" means the Pension Plan for Salaried Employees of The Stanley Works.

              "Plan Year" means the applicable plan year of each of the Qualified Plans.

              "Qualified Plan" means each of the Savings Plan, the Retire-ment Plan and the Pension Plan.

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              "Retirement Plan" means the Retirement Plan for Salaried
         Employees of The Stanley Works.

              "Savings Plan" means the Savings Plan for Salaried Employees of The Stanley Works.

              "Supplemental Company Contribution Account" means the account established under the Plan to which amounts are credited under
         Section 4.2.

              "Supplemental Employee Contribution Account" means the account established under the Plan to which amounts are credited under Section 4.1.

              "Supplemental Pension Account" means the account established under the Plan to which amounts are credited under Section 4.3.

              "Unrestricted Qualified Plan Benefit" means the sum of (i) the Participant's Pension Plan Benefit and the Supplemental Pension Account and (ii) the actuarial equivalent, determined as of the date on which distribution commences under the Pension Plan, of the benefit, if any, that would be payable to the Participant under the Retirement Plan if no Applicable Limitation applied.


                                  A R T I C L E   3

                              Participation in the Plan


              Section 3.1 Each Eligible Employee of the Company shall become a participant in the Plan on the date as of which an amount is first credited to an account established under Article 4 in the name of such Eligible Employee. Subject to Section 4.6, an Eligible Employee shall remain a participant until all amounts to which he is entitled hereunder have been distributed.

              Section 3.2 Participation in the Plan shall not give a participant any right to remain in the service of the Company or of an Affiliate, and a participant shall remain subject to discharge to the same extent as if the Plan had not been adopted.


                                  A R T I C L E   4

                      Crediting of Accounts; Election to Defer


              Section 4.1 (a) If for a Plan Year an Eligible Employee's contributions under Section 4.2 of the Savings Plan are limited by

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         reason of the dollar limitation described in paragraph (i) of the definition herein of Applicable Limitation and such Eligible Employee has elected, in the manner described in Section 4.7, to defer a portion of his compensation from the Company (not to exceed, when added to contributions made under Section 4.2 of the Savings Plan, 12% of such compensation), there shall be credited to a Supplemental Employee Contribution Account an amount equal to the excess of the portion of compensation so elected over such dollar limitation.

              (b) If for a Plan Year an Eligible Employee's contributions under Section 4.2 of the Savings Plan are limited by reason of an Applicable Limitation, other than as described in subsection (a), and such Eligible Employee has elected, in the manner described in
         Section 4.7, to defer a portion of his compensation from the Company, there shall be credited to a Supplemental Employee Contribution Account an amount equal to the excess (i) over (ii) where:

                   (i) is the amount that would have been contributed under Section 4.2 of the Savings Plan in the absence of the Applicable Limitation, and

                  (ii)  is the amount actually contributed under Section
                        4.2 of the Savings Plan.

              Section 4.2 (a) If for a Plan Year an amount is credited to a Supplemental Employee Contribution Account under Section 4.1, there shall be credited to a Supplemental Company Contribution Account an amount equal to the excess of (i) over (ii) where:

                   (i) is the amount that would have been contributed by the Company under Section 5.2 of the Savings Plan with respect to the sum of the elective contribu-tions made to the Savings Plan and the amount credited under Section 4.1 if all of such amounts had been contributed to the Savings Plan, and

                  (ii) is the amount actually contributed by the Company under Section 5.2 of the Savings Plan.

              (b) If the amount that may be contributed by the Company under Section 5.2 of the Savings Plan is limited by reason of an Applicable Limitation, otherwise than as described in subsection
         (a), there shall be credited to a Supplemental Company Contribu-tion Account an amount equal to the excess of (i) over (ii) where:

                   (i) is the amount that would have been contributed by the Company under Section 5.2 of the Savings Plan in the absence of the Applicable Limitation, and

                  (ii) is the amount actually so contributed by the Company.

              Section 4.3 If the contributions made by the Company on behalf of an Eligible Employee under Section 4.2 of the Pension Plan are less than the amount that would have been contributed by the Company if an Applicable Limitation did not apply, there shall be credited to a Supplemental Pension Account an amount equal to the excess of the amount that, in the absence of the Applicable Limitation, would have been contributed under Section 4.2 of the Pension Plan over the amount actually so contributed by the Company.

              Section 4.4 If a Participant's Unrestricted Qualified Plan Benefit exceeds the sum of the amount payable to him under the Pension Plan and the actuarial equivalent, determined as of the date on which distribution commences under the Pension Plan, of the amount payable to him under the Retirement Plan, subject to
         Section 5.1, there shall be payable to him under this Plan such excess.

              Section 4.5 (a) A participant's Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be adjusted to reflect the rate of return such accounts would have earned if they had been invested in accordance with the provisions of the Savings Plan. Such rate of return shall further reflect any additional amount that would have been payable under the Retirement Plan by reason of the rate of return actually achieved under the Savings Plan.

              (b) A participant's Supplemental Pension Account shall be adjusted to reflect the rate of return such account would have earned if it had been invested in the trust fund maintained under the Pension Plan.

              (c) For purposes of subsections (a) and (b), the applicable rate of return shall be calculated from the time when the contri-butions to the applicable Qualified Plan would have been allocated to the participant's account thereunder in the absence of the Applicable Limitation.

              Section 4.6 (a) In the event that a participant shall cease to be an Eligible Employee or the Company, in its sole discretion, shall determine that a participant may no longer actively participate in the Plan, any election under Section 4.1 shall be deemed to have been revoked and no election may be made under such section, and no amounts shall be credited under Sections 4.2(b) and 4.3.

              (b) If a participant described in subsection (a) later becomes an Eligible Employee or the Company determines that such participant may recommence active participation in the Plan, as the case may be, such participant shall again become an active participant in the Plan; crediting under Sections 4.2(b) and 4.3 shall recommence; and, upon the filing of an election under
         Section 4.7, crediting under Section 4.1 shall recommence.

              (c)  Any amount credited to an account established under
         Article 4 in the name of a participant who was not an Eligible Employee for the Plan Year with respect to which such amount was credited shall be distributed in a cash lump sum payment upon the first to occur of the participant's death, disability or separation from service with the Company or an Affiliate or the first day of the calendar year in which the participant attains age 60. No further amount shall be credited to any account established in the name of a participant described in this subsection unless and until such participant becomes an Eligible Employee. When such a participant becomes an Eligible Employee, amounts credited to an account established in the name of the participant after he or she becomes an Eligible Employee shall be distributed in accordance with Section 6.1 and amounts to which this subsection applies shall be distributed in accordance with this subsection.

              Section 4.7    An election to defer compensation under
         Section 4.1 shall be made, and may be revoked, in such manner as the Committee may from time to time prescribe. Any such election shall be effective only as to compensation to be earned after the date of the election.


                                  A R T I C L E   5

                                       Vesting


              Section 5.1 Subject to Section 4.4, a participant shall be vested in each benefit provided under this Plan in accordance with the vesting provisions of the Qualified Plan to which such benefit relates.


                                  A R T I C L E   6

                                    Distributions


              Section 6.1 (a) Except as otherwise provided in Section 4.6, amounts credited to a participant's Supplemental Employee Contribution Account and Supplemental Company Contribution Account shall be distributed upon a participant's retirement, death, disability or other separation from service with the Company or an

         Affiliate, or the later date specified in a written election filed by the participant with the Committee under this subsection. Except as otherwise permitted by the Committee in its sole discretion, no election may be filed under this subsection after the beginning of the one-year period ending on the date on which a participant retires, dies, becomes disabled or otherwise separates from service with the Company or an Affiliate. No more than one election may be filed by a participant under this subsection.

              (b) Except as otherwise provided in subsection (c), amounts payable under Section 4.4 shall be paid on the date on which distribution commences under the Pension Plan.

              Section 6.2 Distributions under the Plan shall be made in the form of a cash lump sum payment.

              Section 6.3 If, at the time of any payment hereunder, the Committee determines that a participant to whom or on whose behalf payment is being made is, for any reason, indebted to the Company or an Affiliate, The Stanley Works shall be entitled to offset such indebtedness, including any interest accruing thereon, against the payment otherwise due under the Plan.

              Section 6.4 The Stanley Works shall withhold from any payment due under the Plan the amount of any tax required by law to be withheld from compensation paid to an employee.

              Section 6.5 Any payment of benefits after a participant's death shall be made to the beneficiary designated by the partici-pant under the Qualified Plan to which the benefit payable relates or to the individual entitled to benefits under such plan in the absence of a beneficiary designation, unless the participant designates, on a form provided by the Committee, another individ-ual or entity to receive benefits payable hereunder after his death.

              Section 6.6    No loans shall be permitted under the Plan.


                                  A R T I C L E   7

                                    Miscellaneous


              Section 7.1 The Board of Directors of The Stanley Works may, at any time and from time to time, amend or terminate this Plan without the consent of any participant or beneficiary.

              Section 7.2 The Plan shall be administered by the Com-mittee. The Committee shall make all determinations as to the right of any person to a benefit and the amount thereof. Any denial by the Committee of a claim by a participant or beneficiary for benefits under the Plan shall be stated in writing by the Committee and delivered or mailed to the participant or beneficiary. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood without legal counsel. The Committee shall afford to any participant or beneficiary whose claim for benefits has been denied a reasonable opportunity for a review of the denial of the claim.

              Section 7.3 This Plan, including any amendments, shall constitute the entire agreement between the Company and any employee, participant or beneficiary regarding the subject matter of the Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any such individual relating to the subject matter hereof, other than those set forth in the Plan. This Plan and any amendment hereto shall be binding on the parties hereto and their respective heirs, administrators, trustees, successors and assigns, and on any beneficiary of a participant.

              Section 7.4 If any provision of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected thereby, and each other provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

              Section 7.5 The Company may establish a reserve or make any investment for purposes of satisfying its obligation to pay benefits hereunder, and no participant in the Plan shall have any interest in any such investment or reserve. The right of any person to receive benefits under the Plan shall be no greater than the right of any unsecured general creditor of The Stanley Works.

              Section 7.6 To the extent permitted by law, the right of any participant or beneficiary to any benefit hereunder shall not be subject to attachment or other legal process for the debts of such participant or beneficiary, and any such benefit shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

              Section 7.7 Whenever, in the opinion of the Committee, a person entitled to receive any benefit hereunder is under a legal disability or is unable to manage his financial affairs, the Committee may direct that payment be made to such person or to his legal representative or to a relative of such person for his benefit, or the Committee may direct that any payment due here-under be applied for the benefit of such person in such manner as the Committee considers advisable. Any payment in accordance with this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

              Dated this 24th day of March, 1994.



                        THE STANLEY WORKS


                        By /s/ Barbara Bennett
                           Title: Vice President
                                            Human Resources